Exhibit 99.1

Contact:	Michael Gallant 508-293-6357 gallant_michael@emc.com

FOR IMMEDIATE RELEASE

EMC POSTS RECORD FOURTH-QUARTER AND

FULL-YEAR FINANCIAL RESULTS

•	Fourth-Quarter Revenue of $3.83 Billion, up 19% Year-over-Year
•	Fourth-Quarter GAAP EPS of $ 0.24, up 33% Year-over-Year
•	Fourth-Quarter Operating Cash flow of $979 Million, up 50% Year-over-Year
•	Record Full-Year Revenue of $13.23 Billion, up 19% Year-over-Year

HOPKINTON, Mass. – Jan. 29, 2008 – EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today announced all-time record fourth-quarter and full-year revenue and strong year-over-year growth in profit, earnings per share and operating cash flow. EMC’s 18th consecutive quarter of double-digit year-over-year revenue growth was highlighted by balanced, double-digit revenue growth across the company’s Information Storage, Content Management & Archiving, RSA Information Security, and VMware Virtual Infrastructure business lines and its four major geographies.

Total consolidated revenue for the fourth quarter of 2007 was a record $3.83 billion, an increase of 19% over the $3.21 billion reported for the fourth quarter of 2006. GAAP net income for the fourth quarter of 2007 was $525.7 million or $0.24 per diluted share, 33% higher than the GAAP $0.18 earnings per diluted share reported for the year-ago period. During the quarter, EMC generated operating cash flow of $979 million, an increase of 50% compared with the same period a year ago and free cash flow of $712 million, an increase of 78% year-over-year.

Total consolidated revenue for EMC’s full 2007 fiscal year was a record $13.23 billion, 19% higher than the $11.16 billion reported for the full 2006 fiscal year. GAAP net income for 2007 was $1.67 billion or $0.77 per diluted share, 43% higher than the GAAP earnings per diluted share of $0.54 reported for 2006.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “2007 was truly a breakout year for EMC. We exceeded all of the aggressive financial targets we set out to achieve at the beginning of the year. The highly successful partial IPO of VMware clearly met its key goals. And we further organized around our ‘One EMC’ initiative to interlock and drive more technology and product integrations across our Information Storage, Content Management and Archiving, and RSA Information Security business units, making it much easier for our customers and partners to do business with EMC.”

Commenting further, Tucci said, “Looking forward, EMC has never been better positioned to continue to grow and gain market share. We have the best product line-up in our history with a very favorable product cycle, and our proven go-to-market model is firmly in place. EMC is well positioned in the areas where IT spending will grow the fastest this year. Finally, our focus on innovation and R&D is enabling us to tackle emerging customer priorities such as Web 2.0, virtualization, compliance and new online methods for purchasing and consuming software.”

During the fourth quarter, EMC systems revenue increased 15% compared with the same period a year ago and represented 44% of total fourth-quarter revenue. Software license and maintenance revenue increased 20% year-over-year and accounted for 40% of total fourth-quarter revenue. Professional services, systems maintenance and other services revenue grew by 27% year-over-year and represented 16% of total fourth-quarter revenue. Revenue from North America increased 16% compared with the same period a year ago and represented 55% of total fourth-quarter revenue. Revenue from operations outside of North America grew 23% year-over-year, driven by double-digit revenue growth in EMC’s Europe, Middle East and Africa (EMEA), Asia-Pacific and Japan (APJ) and Latin America regions.

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “We exceeded our growth, profitability and free cash flow targets for the fourth quarter and for the year. By investing in our go-to-market model and worldwide market presence, strengthening our product portfolio, and expanding our strategic partnerships around the world, we enter 2008 with an even stronger foundation for continued financial success and market share gains.”

Fourth-Quarter Highlights

EMC’s Information Storage business, which includes revenue from storage systems, storage software and related customer and professional services, reached $3.03 billion, an increase of 14% compared with the year-ago period. Growth in the Information Storage business reflects continued global demand for EMC Symmetrix, EMC CLARiiON, and EMC Celerra networked storage systems. Strong customer demand for IP storage solutions, next-generation backup and recovery capabilities, file-based virtualization, and model-based resource management also helped to drive strong year-over-year information storage revenue growth.

EMC’s Content Management and Archiving business posted double-digit revenue growth, increasing fourth-quarter revenue 17% year-over-year to $238 million. On a year-over-year basis, new license revenue increased 8% and maintenance and professional services revenue was up 25%. Growth in the Content Management and Archiving business reflects strong global demand for EMC’s enterprise content management and archiving solutions to drive business efficiency, compliance and risk mitigation across the information infrastructure, and demand for EMC’s Documentum 6 platform, which gives organizations of various sizes and across industries a robust, unified repository for managing, storing, securing, and delivering increasing amounts of unstructured content.

RSA Information Security revenues for the fourth quarter of 2007 grew 30% year-over-year, reaching $148 million. This growth was primarily driven by RSA’s key management and its consumer-facing applications, as well as its compliance and security information and event management (SIEM) solutions. During the quarter, the division continued to see success with its holistic, information-centric approach to information security and risk management and its unparalleled breadth of solutions that address customers’ key areas of information security and its management across the information infrastructure.

VMware (NYSE: VMW), which is majority-owned by EMC, had fourth-quarter revenues of $412 million, an increase of approximately 80% compared to the year-ago quarter. VMware is the global leader in virtualization solutions from the desktop to the datacenter. More than 100,000 customers rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. VMware is based in Palo Alto, California. Visit http://ir.vmware.com for more information about the virtualization software leader’s fourth-quarter financial results.

2007 Highlights

EMC had double-digit revenue growth across its systems, software and services offerings in 2007. Systems revenue grew 12% during the year to $5.76 billion, driven by the introduction of new models and enhancements to EMC’s entire line of networked storage platforms. Software license and maintenance revenue grew 25% to $5.33 billion, and professional services, systems maintenance and other services revenue grew 23% in 2007 to $2.13 billion. For the year, systems revenue represented 44% of EMC’s annual revenue, software license and maintenance represented 40% and professional services and systems maintenance represented 16% of annual revenue.

EMC’s Information Infrastructure business revenues, which comprise EMC’s Information Storage, Content Management and Archiving and RSA Information Security business revenues, were $11.9 billion and grew 14% in 2007. EMC’s Information Storage business annual revenue increased 10% in 2007 to $10.61 billion compared to 2006. Annual revenue for EMC’s Content Management and Archiving business grew 13% year-over-year to $773 million and, on a comparable basis, annual revenue for the RSA Information Security division grew 24% to $525 million.

Total consolidated revenue for EMC’s full 2007 fiscal year, which includes EMC’s Information Infrastructure and VMware Virtual Infrastructure businesses, was a record $13.23 billion, 19% higher than the $11.16 billion reported for the full 2006 fiscal year.

For the year, revenue from EMC’s North America geography increased 17% compared with 2006 and represented 57% of total annual revenue. Revenue from operations outside of North America grew 22% year-over-year. All four of EMC’s major geographies posted double-digit year-over-year revenue growth, including EMC’s Asia Pacific and Japan geography which emerged as the company’s fastest-growing geography for 2007.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding business outlook set forth in prior EMC news releases.

All dollar amounts and percentages in the business outlook should be considered to be approximations.

•	Consolidated EMC revenues are expected to grow 13% to $15 billion in 2008. Within the consolidated revenues:

¡	EMC’s Information Infrastructure’s revenues are expected to grow 9% to $13 billion in 2008.

¡	VMware’s revenues are expected to grow 50% in 2008.

•	Consolidated GAAP diluted earnings per share are expected to be $0.78 in 2008.

¡	EMC Information Infrastructure’s contribution to diluted earnings per share is expected to be $0.68 in 2008.

¡	VMware’s contribution to diluted earnings per share is expected to be $0.10 in 2008.

•

Consolidated non-GAAP diluted earnings per share are expected to grow 14% to $1.04 in 2008. Non-GAAP diluted earnings per share exclude the impact of stock-based compensation and intangible asset amortization.

¡	EMC Information Infrastructure’s contribution to non-GAAP diluted earnings per share is expected to grow 11% to $0.88 in 2008.

¡	VMware’s contribution to non-GAAP diluted earnings per share is expected to grow 33% to $0.16 in 2008.

•

Consolidated stock-based compensation expense is expected to be $0.18 per diluted share in 2008 and the amortization of intangible assets is expected to be $0.08 per diluted share in 2008. Within these consolidated expenses:

¡

EMC Information Infrastructure’s stock-based compensation expense is expected to be $0.12 per diluted share in 2008 and amortization of intangible assets is expected to be $.08 per diluted share in 2008.

¡	VMware’s stock-based compensation expense is expected to be $0.06 per diluted share in 2008 and amortization of intangible assets to be less than $0.01 per diluted share in 2008.

•

Consolidated GAAP tax rate for 2008 is expected to be 20% and the non-GAAP tax rate to be 22%. The tax impact of stock-based compensation and intangible asset amortization is expected to be 2% on the 2008 tax rate.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Documentum, CLARiiON, Celerra and Symmetrix are registered trademarks of EMC Corporation. VMware is a registered trademark of VMware, Inc. RSA is a registered trademark of RSA Security Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; and (xiv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, for certain time periods where noted, amounts relating to tax benefits, net gains on investments, including gain on sale of VMware stock, restructuring and IPR&D charges, stock-based compensation expense and intangible amortization) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues:
Product sales	$2,744,311	$2,360,262	$9,411,976	$8,078,042
Services	1,086,463	854,312	3,818,229	3,077,048

	3,830,774	3,214,574	13,230,205	11,155,090
Cost and expenses:
Cost of product sales	1,227,607	1,111,861	4,359,041	3,906,771
Cost of services	484,236	364,588	1,659,836	1,335,120
Research and development	402,970	358,973	1,526,928	1,254,193
Selling, general and administrative	1,128,875	913,948	3,912,688	3,253,274
In-process research and development	350	—	1,150	35,410
Restructuring charges	34,551	166,923	31,310	162,564

Operating income	552,185	298,281	1,739,252	1,207,758
Net gain on investments, including gain on sale of VMware stock	—	—	137,330	—
Investment income	79,083	50,273	249,264	224,949
Interest expense	(18,489)	(25,685)	(72,855)	(34,123)
Other income (expense), net	5,627	(10,814)	6,578	(8,566)

Income before taxes, minority interest and cumulative effect of a change in accounting principle	618,406	312,055	2,059,569	1,390,018
Income tax provision (benefit)	81,676	(76,714)	378,446	162,664

Income before minority interest and cumulative effect of a change in accounting principle	536,730	388,769	1,681,123	1,227,354
Minority interest, net of taxes	(10,996)	—	(15,455)	—

Income before cumulative effect of a change in accounting principle	525,734	388,769	1,665,668	1,227,354
Cumulative effect of a change in accounting principle, net of taxes of $107	—	—	—	247

Net income	$525,734	$388,769	$1,665,668	$1,227,601

Net income per weighted average share, basic:
Income before cumulative effect of a change in accounting principle	$0.25	$0.18	$0.80	$0.55
Cumulative effect of a change in accounting principle	—	—	—	—

Net income	$0.25	$0.18	$0.80	$0.55

Net income per weighted average share, diluted:
Income before cumulative effect of a change in accounting principle	$0.24	$0.18	$0.77	$0.54
Cumulative effect of a change in accounting principle	—	—	—	—

Net income	$0.24	$0.18	$0.77	$0.54

Weighted average shares, basic	2,086,259	2,124,625	2,079,542	2,248,431
Weighted average shares, diluted	2,210,008	2,164,518	2,157,873	2,286,304

Note: Prior periods have been adjusted to reclassify a portion of the cumulative effect of adoption of FAS123R in Q1'06 from the income statement to stockholders' equity. This reclassification results in an increase to net income in Q1'06 and YTD 2006 of $3,619 and a corresponding decrease in additional paid-in capital.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended December 31, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Minority Interest	Income Tax Provision	Income Before Minority Interest	Minority Interest	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,830,774	$1,711,843	$402,970	$1,128,875	$34,901	$552,185	$66,221	$618,406	$81,676	$536,730	$(10,996)	$525,734	$0.252	$0.236
Restructuring charges and IPR&D	—	—	—	—	(34,901)	34,901	—	34,901	3,123	31,778	—	31,778	$0.015	$0.014

EMC Consolidated Adjusted (1)	3,830,774	1,711,843	402,970	1,128,875	—	587,086	66,221	653,307	84,799	568,508	(10,996)	557,512	$0.267	$0.251
Stock-based compensation expense	—	(15,157)	(30,837)	(50,220)	—	96,214	—	96,214	17,719	78,495	(4,089)	74,406	$0.036	$0.034
Intangible amortization	—	(31,400)	(4,871)	(20,797)	—	57,068	—	57,068	19,955	37,113	(581)	36,532	$0.018	$0.017

EMC Consolidated Non-GAAP (2)	$3,830,774	$1,665,286	$367,262	$1,057,858	$—	$740,368	$66,221	$806,589	$122,473	$684,116	$(15,665)	$668,451	$0.320	$0.301

EMC Information Infrastructure GAAP	$3,418,367	$1,644,155	$309,541	$950,552	$34,901	$479,218	$59,435	$538,653	$77,748	$460,905	$—	$460,905	$0.221	$0.209
Restructuring charges and IPR&D	—	—	—	—	(34,901)	34,901	—	34,901	3,123	31,778	—	31,778	$0.015	$0.014

EMC Information Infrastructure Adjusted (3)	3,418,367	1,644,155	309,541	950,552	—	514,119	59,435	573,554	80,871	492,683	—	492,683	$0.236	$0.223
Stock-based compensation expense	—	(10,557)	(15,708)	(35,362)	—	61,627	—	61,627	12,192	49,435	—	49,435	$0.024	$0.022
Intangible amortization	—	(26,011)	(4,871)	(19,628)	—	50,510	—	50,510	17,524	32,986	—	32,986	$0.016	$0.015

EMC Information Infrastructure Non-GAAP (4)	$3,418,367	$1,607,587	$288,962	$895,562	$—	$626,256	$59,435	$685,691	$110,587	$575,104	$—	$575,104	$0.276	$0.260

VMware standalone GAAP	$412,475	$67,182	$91,562	$177,257	$—	$76,474	$6,786	$83,260	$5,105	$78,155	$—	$78,155	$0.037	$0.035
GAAP adjustments and eliminations	(68)	506	1,867	1,066	—	(3,507)	—	(3,507)	(1,177)	(2,330)	(10,996)	(13,326)	$(0.006)	$(0.008)

VMware within EMC	412,407	67,688	93,429	178,323	—	72,967	6,786	79,753	3,928	75,825	(10,996)	64,829	$0.031	$0.028
Stock-based compensation expense	—	(4,600)	(15,129)	(14,858)	—	34,587	—	34,587	5,527	29,060	(4,089)	24,971	$0.012	$0.011
Intangible amortization	—	(5,389)	—	(1,169)	—	6,558	—	6,558	2,431	4,127	(581)	3,546	$0.002	$0.002

VMware within EMC Non-GAAP (5)	$412,407	$57,699	$78,300	$162,296	$—	$114,112	$6,786	$120,898	$11,886	$109,012	$(15,665)	$93,346	$0.045	$0.041

										Wtd. Average Share O/S			2,086,259	2,210,008

(1)	Represents EMC Consolidated GAAP excluding restructuring charges and IPR&D.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring charges and IPR&D.
(4)	Represents EMC Information Infrastructure Adjusted less stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended December 31, 2006

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,214,574	$1,476,449	$358,973	$913,948	$166,923	$298,281	$13,774	$312,055	$(76,714)	$388,769	$0.183	$0.180
Restructuring charges	—	—	—	—	(166,923)	166,923	—	166,923	37,833	129,090	$0.061	$0.060
Tax benefits	—	—	—	—	—	—	—	—	111,590	(111,590)	$(0.053)	$(0.052)

EMC Consolidated Adjusted (1)	3,214,574	1,476,449	358,973	913,948	—	465,204	13,774	478,978	72,709	406,269	$0.191	$0.188
Stock-based compensation expense	—	(16,914)	(27,917)	(54,345)	—	99,176	—	99,176	25,780	73,396	$0.035	$0.034
Intangible amortization	—	(27,757)	(1,977)	(13,931)	—	43,665	—	43,665	15,654	28,011	$0.013	$0.013

EMC Consolidated Non-GAAP (2)	$3,214,574	$1,431,778	$329,079	$845,672	$—	$608,045	$13,774	$621,819	$114,143	$507,676	$0.239	$0.235

EMC Information Infrastructure GAAP	$2,982,543	$1,437,056	$311,640	$807,555	$166,923	$259,369	$12,527	$271,896	$(84,039)	$355,935	$0.168	$0.164
Restructuring charges	—	—	—	—	(166,923)	166,923	—	166,923	37,833	129,090	$0.061	$0.060
Tax benefits	—	—	—	—	—	—	—	—	111,590	(111,590)	$(0.053)	$(0.052)

EMC Information Infrastructure Adjusted (3)	2,982,543	1,437,056	311,640	807,555	—	426,292	12,527	438,819	65,384	373,435	$0.176	$0.173
Stock-based compensation expense	—	(16,159)	(18,915)	(47,896)	—	82,970	—	82,970	21,887	61,083	$0.029	$0.028
Intangible amortization	—	(22,223)	(1,977)	(13,013)	—	37,213	—	37,213	13,202	24,011	$0.011	$0.011

EMC Information Infrastructure Non-GAAP (4)	$2,982,543	$1,398,674	$290,748	$746,646	$—	$546,475	$12,527	$559,002	$100,473	$458,529	$0.216	$0.212

VMware standalone GAAP	$229,581	$37,250	$50,131	$105,691	$—	$36,509	$1,234	$37,743	$6,764	$30,979	$0.015	$0.014
GAAP adjustments and eliminations	2,450	2,143	(2,798)	702	—	2,403	13	2,416	561	1,855	$0.001	$0.001

VMware within EMC	232,031	39,393	47,333	106,393	—	38,912	1,247	40,159	7,325	32,834	$0.015	$0.015
Stock-based compensation expense	—	(755)	(9,002)	(6,449)	—	16,206	—	16,206	3,893	12,313	$0.006	$0.006
Intangible amortization	—	(5,534)	—	(918)	—	6,452	—	6,452	2,452	4,000	$0.002	$0.002

VMware within EMC Non-GAAP (5)	$232,031	$33,104	$38,331	$99,026	$—	$61,570	$1,247	$62,817	$13,670	$49,147	$0.023	$0.023

								Wtd. Average Share O/S			2,124,625	2,164,518

(1)	Represents EMC Consolidated GAAP excluding restructuring charges and special tax benefits.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring charges and special tax benefits.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Year Ended December 31, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Minority Interest	Income Tax Provision	Income Before Minority Interest	Minority Interest	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$13,230,205	$6,018,877	$1,526,928	$3,912,688	$32,460	$1,739,252	$320,317	$2,059,569	$378,446	$1,681,123	$(15,455)	$1,665,668	$0.801	$0.770
Restructuring charges and IPR&D	—	—	—	—	(34,901)	34,901	—	34,901	3,123	31,778	—	31,778	$0.015	$0.015
Net gains on investments, including gain on sale of VMware stock	—	—	—	—	—	—	(137,330)	(137,330)	(22,180)	(115,150)	—	(115,150)	$(0.055)	$(0.053)
Tax benefits	—	—	—	—	—	—	—	—	19,912	(19,912)	—	(19,912)	$(0.010)	$(0.009)

EMC Consolidated Adjusted (1)	13,230,205	6,018,877	1,526,928	3,912,688	(2,441)	1,774,153	182,987	1,957,140	379,301	1,577,839	(15,455)	1,562,384	$0.751	$0.722
Stock-based compensation expense	—	(57,223)	(108,041)	(202,136)	—	367,400	—	367,400	87,054	280,346	(5,793)	274,553	$0.132	$0.127
Intangible amortization	—	(119,948)	(11,357)	(73,492)	—	204,797	—	204,797	72,019	132,778	(868)	131,910	$0.063	$0.061

EMC Consolidated Non-GAAP (2)	$13,230,205	$5,841,706	$1,407,530	$3,637,060	$(2,441)	$2,346,350	$182,987	$2,529,337	$538,374	$1,990,963	$(22,115)	$1,968,848	$0.947	$0.910

EMC Information Infrastructure GAAP	$11,909,392	$5,800,529	$1,228,810	$3,322,169	$32,460	$1,525,424	$315,180	$1,840,604	$361,419	$1,479,185	$—	$1,479,185	$0.711	$0.685
Restructuring charges and IPR&D	—	—	—	—	(34,901)	34,901	—	34,901	3,123	31,778	—	31,778	$0.015	$0.015
Net gains on investments, including gain on sale of VMware stock	—	—	—	—	—	—	(137,330)	(137,330)	(22,180)	(115,150)	—	(115,150)	$(0.055)	$(0.053)
Tax benefits	—	—	—	—	—	—	—	—	19,912	(19,912)	—	(19,912)	$(0.010)	$(0.009)

EMC Information Infrastructure Adjusted (3)	11,909,392	5,800,529	1,228,810	3,322,169	(2,441)	1,560,325	177,850	1,738,175	362,274	1,375,901	—	1,375,901	$0.662	$0.638
Stock-based compensation expense	—	(48,693)	(65,235)	(159,531)	—	273,459	—	273,459	66,785	206,674	—	206,674	$0.099	$0.096
Intangible amortization	—	(98,776)	(11,357)	(68,923)	—	179,056	—	179,056	62,490	116,566	—	116,566	$0.056	$0.054

EMC Information Infrastructure Non-GAAP (4)	$11,909,392	$5,653,060	$1,152,218	$3,093,715	$(2,441)	$2,012,840	$177,850	$2,190,690	$491,548	$1,699,142	$—	$1,699,142	$0.817	$0.787

VMware standalone GAAP	$1,325,811	$218,674	$285,941	$585,855	$—	$235,341	$5,137	$240,478	$22,341	$218,137	$—	$218,137	$0.105	$0.101
GAAP adjustments and eliminations	(4,998)	(326)	12,177	4,664	—	(21,513)	—	(21,513)	(5,314)	(16,199)	(15,455)	(31,654)	$(0.015)	$(0.017)

VMware within EMC	1,320,813	218,348	298,118	590,519	—	213,828	5,137	218,965	17,027	201,938	(15,455)	186,483	$0.090	$0.084
Stock-based compensation expense	—	(8,530)	(42,806)	(42,605)	—	93,941	—	93,941	20,269	73,672	(5,793)	67,879	$0.033	$0.031
Intangible amortization	—	(21,172)	—	(4,569)	—	25,741	—	25,741	9,529	16,212	(868)	15,344	$0.007	$0.007

VMware within EMC Non-GAAP (5)	$1,320,813	$188,646	$255,312	$543,345	$—	$333,510	$5,137	$338,647	$46,825	$291,822	$(22,115)	$269,706	$0.130	$0.123

										Wtd. Average Share O/S			2,079,542	2,157,873

(1)	Represents EMC Consolidated GAAP excluding restructuring charges, IPR&D, net gains on investments, including the gain on sale of VMware stock and special tax benefits.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring charges, IPR&D, net gains on investments, including the gain on sale of VMware stock and special tax benefits.
(4)	Represents EMC Information Infrastructure Adjusted less stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Year Ended December 31, 2006

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Cumulative Effect of a Change in Accounting Principle	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$11,155,090	$5,241,891	$1,254,193	$3,253,274	$197,974	$1,207,758	$182,260	$1,390,018	$162,664	$247	$1,227,601	$0.546	$0.537
Restructuring charges and IPR&D	—	—	—	—	(201,947)	201,947	—	201,947	37,833	—	164,114	$0.073	$0.072
Tax benefits	—	—	—	—	—	—	—	—	144,856	—	(144,856)	$(0.064)	$(0.063)

EMC Consolidated Adjusted (1)	11,155,090	5,241,891	1,254,193	3,253,274	(3,973)	1,409,705	182,260	1,591,965	345,353	247	1,246,859	$0.555	$0.546
Stock-based compensation expense	—	(66,288)	(107,481)	(224,918)	—	398,687	—	398,687	89,362	(247)	309,078	$0.137	$0.135
Intangible amortization	—	(94,333)	(12,600)	(46,091)	—	153,024	—	153,024	53,967	—	99,057	$0.044	$0.043

EMC Consolidated Non-GAAP (2)	$11,155,090	$5,081,270	$1,134,112	$2,982,265	$(3,973)	$1,961,416	$182,260	$2,143,676	$488,682	$—	$1,654,994	$0.736	$0.724

EMC Information Infrastructure GAAP	$10,446,054	$5,114,440	$1,110,661	$2,948,874	$194,274	$1,077,805	$180,352	$1,258,157	$123,691	$72	$1,134,538	$0.505	$0.496
Restructuring charges and IPR&D	—	—	—	—	(198,247)	198,247	—	198,247	37,833	—	160,414	$0.071	$0.070
Tax benefits	—	—	—	—	—	—	—	—	144,856	—	(144,856)	$(0.064)	$(0.063)

EMC Information Infrastructure Adjusted (3)	10,446,054	5,114,440	1,110,661	2,948,874	(3,973)	1,276,052	180,352	1,456,404	306,380	72	1,150,096	$0.512	$0.503
Stock-based compensation expense	—	(63,805)	(81,139)	(202,518)	—	347,462	—	347,462	77,134	(72)	270,256	$0.120	$0.118
Intangible amortization	—	(72,491)	(12,600)	(42,411)	—	127,502	—	127,502	44,269	—	83,233	$0.037	$0.036

EMC Information Infrastructure Non-GAAP (4)	$10,446,054	$4,978,144	$1,016,922	$2,703,945	$(3,973)	$1,751,016	$180,352	$1,931,368	$427,783	$—	$1,503,585	$0.669	$0.658

VMware standalone GAAP	$703,904	$123,382	$148,254	$307,929	$3,700	$120,639	$1,908	$122,547	$36,832	$175	$85,890	$0.038	$0.038
GAAP adjustments and eliminations	5,132	4,069	(4,722)	(3,529)	—	9,314	—	9,314	2,141	—	7,173	$0.003	$0.003

VMware within EMC GAAP	709,036	127,451	143,532	304,400	3,700	129,953	1,908	131,861	38,973	175	93,063	$0.041	$0.041
IPR&D	—	—	—	—	(3,700)	3,700	—	3,700	—	—	3,700	$0.002	$0.002

VMware within EMC Adjusted (5)	709,036	127,451	143,532	304,400	—	133,653	1,908	135,561	38,973	175	96,763	$0.043	$0.042
Stock-based compensation expense	—	(2,483)	(26,342)	(22,400)	—	51,225	—	51,225	12,228	(175)	38,822	$0.017	$0.017
Intangible amortization	—	(21,842)	—	(3,680)	—	25,522	—	25,522	9,698	—	15,824	$0.007	$0.007

VMware within EMC Non-GAAP (6)	$709,036	$103,126	$117,190	$278,320	$—	$210,400	$1,908	$212,308	$60,899	$—	$151,409	$0.067	$0.066

									Wtd. Average Share O/S			2,248,431	2,286,304

(1)	Represents EMC Consolidated GAAP excluding restructuring charges, IPR&D and special tax benefits.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring charges, IPR&D and special tax benefits.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC GAAP excluding IPR&D.
(6)	Represents VMware within EMC Adjusted excluding stock-based compensation expense and intangible amortization.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$4,482,211	$1,828,106
Short-term investments	1,644,703	1,521,925
Accounts and notes receivable, less allowance for doubtful accounts of $34,389 and $39,509	2,307,512	1,692,214
Inventories	877,243	834,800
Deferred income taxes	475,544	418,146
Other current assets	265,889	225,396

Total current assets	10,053,102	6,520,587
Long-term investments	1,845,572	2,246,290
Property, plant and equipment, net	2,159,396	2,035,559
Deferred income taxes	—	104,446
Intangible assets, net	940,077	1,003,549
Other assets, net	755,001	638,655
Goodwill, net	6,531,506	6,017,161

Total assets	$22,284,654	$18,566,247

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$840,886	$680,263
Accrued expenses	1,696,309	1,592,022
Income taxes payable	146,104	63,806
Deferred revenue	1,724,909	1,325,671

Total current liabilities	4,408,208	3,661,762
Income taxes payable	246,951	219,342
Deferred revenue	1,053,394	780,124
Deferred income taxes	288,175	—
Long-term convertible debt	3,450,000	3,450,000
Other liabilities	127,621	129,312

Total Liabilities	9,574,349	8,240,540
Minority interest(1)	188,988	—
Commitments and contingencies
Stockholders' equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,102,187 and 2,122,339 shares	21,022	21,223
Additional paid-in capital	3,038,455	2,560,935
Retained earnings	9,470,289	7,798,112
Accumulated other comprehensive loss	(8,449)	(54,563)

Total stockholders' equity	12,521,317	10,325,707

Total liabilities and stockholders' equity	$22,284,654	$18,566,247

(1)	Represents minority interest in the stockholders' equity of VMware which equaled approximately 14% of VMware's stockholders' equity.

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Twelve Months Ended
	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Cash received from customers	$13,333,489	$11,167,249
Cash paid to suppliers and employees	(10,182,600)	(8,666,586)
Dividends and interest received	254,062	258,631
Interest paid	(76,025)	(26,804)
Income taxes paid	(202,324)	(592,066)

Net cash provided by operating activities	3,126,602	2,140,424

Cash flows from investing activities:
Additions to property, plant and equipment	(699,038)	(718,095)
Capitalized software development costs	(232,047)	(192,895)
Purchases of short and long-term available for sale securities	(6,204,762)	(6,611,698)
Sales and maturities of short and long-term available for sale securities	6,527,027	7,865,264
Proceeds from the sale of EMC's interest in VMware to Cisco	150,000	—
Business acquisitions, net of cash acquired	(692,003)	(2,618,376)
Other	(12,074)	(20,860)

Net cash used in investing activities	(1,162,897)	(2,296,660)

Cash flows from financing activities:
Issuance of common stock from the exercise of stock options	782,449	257,789
Proceeds from the sale of VMware's common stock	1,253,533	—
Issuance of VMware's common stock from the exercise of stock options	2,760	—
Repurchase of EMC common stock	(1,453,669)	(3,655,404)
Excess tax benefits from stock based compensation	91,782	20,025
Payment of long-term and short-term obligations	(17,178)	(2,331,587)
Proceeds from long-term and short-term obligations	19,815	5,654,004
Purchase of call options	—	(669,076)
Sale of warrants	—	391,144
Debt issuance costs	—	(58,863)

Net cash provided by (used in) financing activities	679,492	(391,968)

Effect of exchange rate changes on cash	10,908	53,940

Net increase (decrease) in cash and cash equivalents	2,654,105	(494,264)
Cash and cash equivalents at beginning of period	1,828,106	2,322,370

Cash and cash equivalents at end of period	$4,482,211	$1,828,106

Reconciliation of net income to net cash provided by operating activities:
Net income	$1,665,668	$1,227,601
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	—	(247)
Minority interest in VMware	15,455	—
Net gain on investments, including gain on sale of VMware stock	(137,330)	—
Depreciation and amortization	917,274	764,162
Non-cash restructuring and other special charges	3,778	75,889
Stock-based compensation expense	367,404	398,687
Increase in provision for doubtful accounts	8,885	10,290
Deferred income taxes, net	(68,397)	(131,966)
Excess tax benefits from stock based compensation	(91,782)	(20,025)
Other	3,850	27,271
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(576,422)	(232,295)
Inventories	13,574	(69,567)
Other assets	(97,277)	(31,822)
Accounts payable	155,296	59,631
Accrued expenses	35,934	133,856
Income taxes payable	243,216	(297,936)
Deferred revenue	670,820	234,164
Other liabilities	(3,344)	(7,269)

Net cash provided by operating activities	$3,126,602	$2,140,424

EMC CORPORATION

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Q4 2006	Q4 2007	2006	2007
EMC Consolidated:
Cash flow from Operations	$652,927	$978,709	$2,140,424	$3,126,602
Capital Expenditures	(212,041)	(197,576)	(718,095)	(699,038)
Capitalized Software	(40,281)	(68,697)	(192,895)	(232,047)

Free Cash Flow	$400,605	$712,436	$1,229,434	$2,195,517

VMware within EMC:
Cash flow from Operations	$100,253	$84,134	$390,152	$615,465
Capital Expenditures	(45,563)	(45,101)	(115,269)	(204,141)
Capitalized Software	(2,150)	(14,877)	(31,752)	(48,022)

Free Cash Flow	$52,540	$24,156	$243,131	$363,302

EMC Information Infrastructure:
Cash flow from Operations	$552,674	$894,575	$1,750,272	$2,511,137
Capital Expenditures	(166,478)	(152,475)	(602,826)	(494,897)
Capitalized Software	(38,131)	(53,820)	(161,143)	(184,025)

Free Cash Flow	$348,065	$688,280	$986,303	$1,832,215

Free cash flow for VMware and EMC excludes the change in the intercompany due to/due from balances. Additionally, capital expenditures for VMware's headquarters facilities which were reimbursed by EMC during 2006 and 2007 have been classified as VMware capital expenditures as incurred. Including the change in the intercompany due to/due from balances and excluding capital expenditures for VMware's headquarters facilities as VMware expenditures as incurred results in free cash flow for VMware of $109,744 for the quarter ended December 31, 2006, $103,596 for the quarter ended December 31, 2007, $194,766 for the year ended December 31, 2006 and $368,306 for the year ended December 31, 2007. Including the change in the intercompany due to/due from balances and excluding capital expenditures for VMware's headquarters facilities as VMware expenditures as incurred results in free cash flow for EMC Information Infrastructure of $290,861 for the quarter ended December 31, 2006, $608,840 for the quarter ended December 31, 2007, $1,034,668 for the year ended December 31, 2006 and $1,827,211 for the year ended December 31, 2007.

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

	Revenue Components
	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	YTD 2007

Revenues
Systems	$1,226,928	$1,151,600	$1,299,321	$1,462,777	$5,140,626	$1,305,766	$1,354,438	$1,411,367	$1,688,565	$5,760,136
Software:
Software License	621,602	681,998	736,331	897,485	2,937,416	806,660	867,917	921,517	1,055,746	3,651,840
Software Maintenance	303,202	315,189	345,650	371,163	1,335,204	382,080	400,233	426,198	472,264	1,680,775

Total Software License & Maintenance	924,804	997,187	1,081,981	1,268,648	4,272,620	1,188,740	1,268,150	1,347,715	1,528,010	5,332,615
Professional, Systems Maintenance and Other Services	396,081	423,525	431,989	481,471	1,733,066	478,972	500,798	539,609	613,095	2,132,474
	2,547,813	2,572,312	2,813,291	3,212,896	11,146,312	2,973,478	3,123,386	3,298,691	3,829,670	13,225,225
Other Businesses	2,874	2,211	2,015	1,678	8,778	1,527	1,286	1,063	1,104	4,980

Total Consolidated Revenues	$2,550,687	$2,574,523	$2,815,306	$3,214,574	$11,155,090	$2,975,005	$3,124,672	$3,299,754	$3,830,774	$13,230,205

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(2.1)%	(1.1)%	0.7%	1.4%	(0.2)%	2.1%	2.1%	1.8%	3.2%	2.3%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

	Supplemental Revenue Data
	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	YTD 2007

Storage Systems Revenue	$1,222,624	$1,147,892	$1,295,524	$1,458,740	$5,124,780	$1,302,740	$1,347,357	$1,405,139	$1,682,395	$5,737,631
Storage Software License Revenue	446,720	493,002	524,679	550,856	2,015,257	486,558	512,521	515,056	561,622	2,075,757
Storage Maintenance and Services Revenue	583,010	610,015	619,496	656,020	2,468,541	637,630	668,140	703,092	788,630	2,797,492

Total Storage Revenue	$2,252,354	$2,250,909	$2,439,699	$2,665,616	$9,608,578	$2,426,928	$2,528,018	$2,623,287	$3,032,647	$10,610,880

Content Management and Archiving Systems Revenue	$4,304	$3,708	$87	$522	$8,621	$68	$1,708	$1,485	$2,157	$5,418
Content Management and Archiving Software License Revenue	83,038	75,161	59,092	106,302	323,593	68,472	69,046	79,247	115,305	332,070
Content Management and Archiving Maintenance and Services Revenue	79,978	87,253	90,173	96,172	353,576	103,658	102,848	108,580	120,664	435,750

Total Content Management and Archiving Revenue	$167,320	$166,122	$149,352	$202,996	$685,790	$172,198	$173,602	$189,312	$238,126	$773,238

Security Systems Revenue	$—	$—	$3,710	$3,515	$7,225	$2,958	$5,373	$4,743	$4,013	$17,087
Security Software License Revenue	—	—	27,084	76,835	103,919	81,934	81,300	82,979	94,604	340,817
Security Maintenance and Services Revenue	—	—	6,961	33,581	40,542	34,969	38,282	45,142	48,978	167,371

Total Security Revenue	$—	$—	$37,755	$113,931	$151,686	$119,861	$124,955	$132,864	$147,595	$525,275

EMC Information Infrastructure Systems Revenue	$1,226,928	$1,151,600	$1,299,321	$1,462,777	$5,140,626	$1,305,766	$1,354,438	$1,411,367	$1,688,565	$5,760,136
EMC Information Infrastructure Software License Revenue	529,758	568,163	610,855	733,993	2,442,769	636,964	662,867	677,282	771,531	2,748,644
EMC Information Infrastructure Maintenance and Services Revenue	662,988	697,268	716,630	785,773	2,862,659	776,257	809,270	856,814	958,272	3,400,613

Total EMC Information Infrastructure Revenue	$2,419,674	$2,417,031	$2,626,806	$2,982,543	$10,446,054	$2,718,987	$2,826,575	$2,945,463	$3,418,368	$11,909,393

VMware Software License Revenue	$91,844	$113,835	$125,476	$163,492	$494,647	$169,696	$205,050	$244,235	$284,215	$903,196
VMware Maintenance and Services Revenue	39,169	43,657	63,024	68,539	214,389	86,322	93,047	110,056	128,191	417,616

Total VMware Revenue	$131,013	$157,492	$188,500	$232,031	$709,036	$256,018	$298,097	$354,291	$412,406	$1,320,812